Exhibit 99.1

FOR IMMEDIATE RELEASE
February 19, 2019

Owens & Minor Reports 4th Quarter & Full-Year 2018 Financial Results

RICHMOND, VA – February 19, 2019 – Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the fourth quarter and the year ended December 31, 2018, as summarized in the table shown below.

“2018 was a year of change for Owens & Minor, and, although we faced challenges, we achieved our expectations for the fourth quarter adjusted results, excluding costs associated with the exit of our former chief executive officer,” said Robert C. Sledd, chairman and interim president & chief executive officer. “We are encouraged by the opportunities we see in the future and are aggressively addressing challenges in our distribution business. We have made progress in returning our distribution and logistics services to the Owens & Minor standard, but we still have work to do in 2019. We are focused on selling more proprietary and preferred vendor products to our extensive healthcare customer base, as we work to win and retain customers. In combination with positive momentum from Halyard and Byram Healthcare and investments that will support our future efforts, we believe we have the right tools, the right team, and the right strategy to realize a bright, long-term future.”

Financial Summary
($ in millions, except per share data)
	4Q18	4Q17	FY2018	FY2017
Revenue	$2,543	$2,390	$9,839	$9,318
% yoy growth	6.4%		5.6%

Operating income (loss), GAAP[1]	$(266)	$(8.8)	$(392)	$89.3
Adj. Operating income (loss), Non-GAAP[2]	$33.7	$42.2	$177	$180

Net income (loss), GAAP[1]	$(262)	$23.0	$(437)	$72.8
Adj. Net income (loss), Non-GAAP[2]	$5.3	$21.0	$70.4	$97.5

Net Income (loss) per share, GAAP[1]	$(4.37)	$0.38	$(7.28)	$1.20
Adj. Net Income per share, Non-GAAP[2]	$0.09	$0.35	$1.15	$1.61

1. Includes impairment charge for 4Q18 and full year 2018 of $274 million and $440 million, respectively.
2. Reconciliations of the differences between the non-GAAP financial measures presented in this news release and their most directly comparable GAAP financial measures are included in the financial tables below.

Discussion of 2018 Results

•
When compared to prior year, quarterly revenue growth benefited from Halyard contributions of $196 million (after intercompany eliminations). Annual revenue growth benefited from Halyard contributions of $518 million (after intercompany eliminations) and revenue growth from Byram Healthcare of $340 million.

•
On a GAAP basis, fourth quarter and annual results were significantly affected by non-cash goodwill and other intangible impairment charges of $274 million ($4.08 per share) and $440 million ($6.81 per share), respectively.

•
Quarterly and annual results were affected by lower distribution revenues, continued pressure on distribution margins, warehouse inefficiencies in certain facilities, and increased expenses incurred for the development of new solutions, which were partially offset by positive contributions from Byram Healthcare and Halyard.

•
Fourth quarter and annual results included severance and related expenses totaling $4.8 million ($0.08 per share) and $7.3 million ($0.12 per share), respectively, related to the departure of certain executives during 2018.

New Chief Executive Officer
In a separate press release issued today, Owens & Minor announced that, after a thorough search and careful evaluation of candidates, its board of directors has named Edward A. Pesicka to serve as president & chief executive officer of Owens & Minor, effective March 4, 2019. Pesicka, a formerly long-tenured executive at Thermo Fisher Scientific, joins the company with more than 25 years of business and operational experience in healthcare and related industries. He will also join Owens & Minor’s board of directors. Pesicka most recently served as chief commercial officer and senior vice president of Thermo Fisher Scientific, where he was responsible for developing and leading the company’s go to market strategies and managing the company’s commercial approach.

Amended Credit Agreement & Dividend for 1Q 2019
On February 12, 2019, the company entered into an amended credit agreement that enhances the company’s financial flexibility and, among other things, revises the financial covenants throughout the life of the agreement. As a result of this agreement, the company’s interest expense will increase going forward, which is reflected in the financial guidance for 2019.

Owens & Minor also announced that its board of directors has approved a first quarter dividend payment of $0.0025 per share. This dividend is payable on March 29, 2019, to shareholders of record as of March 15, 2019.

Financial Guidance and Outlook
“2019 is about laying the foundation for a much more profitable future, and I am confident that the company is on the right track,” said Sledd. “Our guidance encompasses the increased interest expense from the amended credit agreement, thoughtful investments for our future, and deleveraging our balance sheet.”

For 2019, the company expects adjusted net income per share to be in a range of $0.60 to $0.75 per share.

Additional details related to expectations for 2019 are provided in a presentation posted on the Investor Relations section of the company’s website.

Although the company does provide guidance for adjusted earnings per share (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amount are not predictable, making it impracticable for the company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the company’s adjusted earnings per share guidance is provided. For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the company’s filings with the Securities and Exchange Commission (“SEC”).

Upcoming Investor Events
Owens & Minor plans to participate in the following investor conferences in the first quarter of 2019, and the company will post webcasts of formal presentations on its corporate website.

•	J.P. Morgan Global High Yield & Leveraged Finance; February 25

•	Barclays Global Healthcare; March 12

Investor Conference Call & Supplemental Material for 2018 Financial Results
Owens & Minor executives will host a conference call, which will also be webcast, to discuss the results at 8:30 a.m. EST on Wednesday, February 20, 2019. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. A replay of the call will be available for one week by dialing 855-859-2056. The access code for the conference call, international dial-in and replay is #3609149. A webcast of the event and a corresponding slide presentation will be available on www.owens-minor.com under the Investor Relations section.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2019 financial performance, as well as other statements related to the company’s expectations regarding the performance of its business, growth, improvement of operational performance, and the performance of and synergies from the recently acquired Byram Healthcare and Halyard businesses. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Owens & Minor uses its web site, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company with integrated technologies, products, and services aligned to deliver significant and sustained value for healthcare providers and manufacturers across the continuum of care. With 17,000 dedicated teammates serving healthcare industry customers in 90 countries, Owens & Minor helps to reduce total costs across the supply chain by optimizing episode and point-of-care performance, freeing up capital and clinical resources, and managing contracts to optimize financial performance. A FORTUNE 500 company, Owens & Minor was founded in 1882 in Richmond, Virginia, where it remains headquartered today. The company now has distribution, production, customer service and sales facilities located across the Asia Pacific region, Europe, Latin America, and North America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACTS:
Truitt Allcott, Director, Media Relations, 804-723-7555, truitt.allcott@owens-minor.com
Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, chuck.graves@owens-minor.com

SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Income (Loss) (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,
	2018	2017
Net revenue	$2,542,981	$2,389,834
Cost of goods sold	2,178,271	2,074,622
Gross margin	364,710	315,212
Distribution, selling and administrative expenses	343,600	281,625
Goodwill and intangible asset impairment charges	274,166	—
Acquisition-related and exit and realignment charges	14,784	39,573
Other operating (income) expense, net	(2,143)	2,786
Operating income (loss)	(265,697)	(8,772)
Interest expense, net	24,371	9,556
Income (loss) before income taxes	(290,068)	(18,328)
Income tax provision (benefit)	(28,247)	(41,325)
Net income (loss)	$(261,821)	$22,997

Net income (loss) per common share:
Basic and diluted	$(4.37)	$0.38

	For the Years Ended December 31,
	2018	2017
Net revenue	$9,838,708	$9,318,275
Cost of goods sold	8,471,745	8,146,409
Gross margin	1,366,963	1,171,866
Distribution, selling and administrative expenses	1,261,748	1,016,978
Goodwill and intangible asset impairment charges	439,613	—
Acquisition-related and exit and realignment charges	62,200	60,707
Other operating (income) expense, net	(4,424)	4,930
Operating income (loss)	(392,174)	89,251
Interest expense, net	77,021	31,773
Income (loss) before income taxes	(469,195)	57,478
Income tax provision (benefit)	(32,183)	(15,315)
Net income (loss)	$(437,012)	$72,793

Net income (loss) per common share:
Basic and diluted	$(7.28)	$1.20

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	December 31, 2018	December 31, 2017

Assets
Current assets
Cash and cash equivalents	$103,367	$104,522
Accounts receivable, net	823,418	758,936
Merchandise inventories	1,290,103	990,193
Other current assets	321,690	328,254
Total current assets	2,538,578	2,181,905
Property and equipment, net	386,723	206,490
Goodwill, net	414,122	713,811
Intangible assets, net	321,764	184,468
Other assets, net	112,601	89,619
Total assets	$3,773,788	$3,376,293
Liabilities and equity
Current liabilities
Accounts payable	$1,109,589	$947,572
Accrued payroll and related liabilities	48,203	30,416
Other current liabilities	314,219	331,745
Total current liabilities	1,472,011	1,309,733
Long-term debt, excluding current portion	1,650,582	900,744
Deferred income taxes	50,852	74,247
Other liabilities	81,924	76,090
Total liabilities	3,255,369	2,360,814
Total equity	518,419	1,015,479
Total liabilities and equity	$3,773,788	$3,376,293

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	For the Years Ended December 31,
	2018	2017

Operating activities:
Net income (loss)	$(437,012)	$72,793
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Depreciation and amortization	101,927	59,443
Share-based compensation expense	16,376	11,911
Goodwill and intangible asset impairment charges	439,613	—
Deferred income tax (benefit) expense	(35,018)	(49,988)
Provision for losses on accounts receivable	9,430	2,674
Changes in operating assets and liabilities:
Accounts receivable	11,106	(100,010)
Merchandise inventories	(65,451)	(57,032)
Accounts payable	92,179	143,947
Net change in other assets and liabilities	(23,604)	(33,263)
Other, net	6,043	6,299
Cash provided by operating activities	115,589	56,774

Investing activities:
Acquisitions, net of cash acquired	(751,834)	(366,569)
Additions to computer software and intangible assets	(20,812)	(16,124)
Additions to property and equipment	(44,873)	(34,613)
Proceeds from sale of property and equipment	1,690	663
Cash used for investing activities	(815,829)	(416,643)

Financing activities:
Proceeds from issuance of debt	695,750	250,000
Proceeds from revolving credit facility	105,500	104,600
Repayments of debt	(16,250)	(3,125)
Financing costs paid	(28,512)	(1,798)
Cash dividends paid	(48,200)	(63,151)
Repurchases of common stock	—	(5,000)
Other, net	(7,217)	(8,720)
Cash provided by financing activities	701,071	272,806

Effect of exchange rate changes on cash and cash equivalents	(1,986)	6,097

Net decrease in cash and cash equivalents	(1,155)	(80,966)
Cash and cash equivalents at beginning of period	104,522	185,488
Cash and cash equivalents at end of period	$103,367	$104,522

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended December 31,
	2018		2017
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$2,312,989	90.95%	$2,379,892	99.58%
Global Products	360,552	14.18%	111,373	4.66%
Total segment net revenue	2,673,541		2,491,265
Inter-segment revenue
Global Products	(130,560)	(5.13)%	(101,431)	(4.24)%
Total inter-segment revenue	(130,560)		(101,431)
Consolidated net revenue	$2,542,981	100.00%	$2,389,834	100.00%

		% of segment		% of segment
Operating income (loss):		net revenue		net revenue
Global Solutions	$19,359	0.84%	$33,457	1.41%
Global Products	14,337	3.98%	8,259	7.42%
Inter-segment eliminations	17		508
Goodwill and intangible asset impairment charges	(274,166)		—
Intangible amortization	(10,367)		(6,665)
Acquisition-related and exit and realignment charges	(14,784)		(39,573)
Other (1)	(93)		(4,758)
Consolidated operating income (loss)	$(265,697)	(10.45)%	$(8,772)	(0.37)%

Depreciation and amortization:
Global Solutions	$16,246		$15,505
Global Products	12,085		2,135
Consolidated depreciation and amortization	$28,331		$17,640

Capital expenditures:
Global Solutions	$9,372		$11,897
Global Products	9,007		1,051
Consolidated capital expenditures	$18,379		$12,948

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	For the Years Ended December 31,
	2018		2017
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$9,188,066	93.39%	$9,186,018	98.58%
Global Products	1,111,322	11.29%	504,026	5.41%
Total segment net revenue	10,299,388		9,690,044
Inter-segment revenue
Global Products	(460,680)	(4.68)%	(371,769)	(3.99)%
Total inter-segment revenue	(460,680)		(371,769)
Consolidated net revenue	$9,838,708	100.00%	$9,318,275	100.00%

		% of segment		% of segment
Operating income (loss):		net revenue		net revenue
Global Solutions	$104,099	1.13%	$141,091	1.54%
Global Products	75,688	6.81%	38,458	7.63%
Inter-segment eliminations	(3,014)		243
Goodwill and intangible asset impairment charges	(439,613)		—
Intangible amortization	(36,514)		(16,402)
Acquisition-related and exit and realignment charges	(62,200)		(60,707)
Other (1)	(30,620)		(13,432)
Consolidated operating income (loss)	$(392,174)	(3.99)%	$89,251	0.96%

Depreciation and amortization:
Global Solutions	$63,710		$50,809
Global Products	38,217		8,634
Consolidated depreciation and amortization	$101,927		$59,443

Capital expenditures:
Global Solutions	$49,524		$46,932
Global Products	16,161		3,805
Consolidated capital expenditures	$65,685		$50,737

(1) Software as a Service (SaaS) implementation costs associated with significant global IT platforms in connection with the redesign of our global information system strategy ($0.1 million and $4.8 million for the fourth quarter of 2018 and 2017 and $3.5 million and $13.4 million for the year-to-date period of 2018 and 2017) and incremental charge to cost of goods sold for inventory fair value adjustments associated with purchase accounting ($27.1 million in the year-to-date period of 2018).

Owens & Minor, Inc.
Net Income (Loss) Per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017
Numerator:
Net income (loss)	$(261,821)	$22,997	$(437,012)	$72,793
Less: income allocated to unvested restricted shares	—	(314)	—	(1,060)
Net income (loss) attributable to common shareholders - basic	(261,821)	22,683	(437,012)	71,733
Add: undistributed income attributable to unvested restricted shares -basic	—	35	—	58
Less: undistributed income attributable to unvested restricted shares -diluted	—	(35)	—	(58)
Net income (loss) attributable to common shareholders - diluted	$(261,821)	$22,683	$(437,012)	$71,733
Denominator:
Weighted average shares outstanding - basic and diluted	59,974	59,874	60,014	60,001

Net income (loss) per share attributable to common shareholders:
Basic and diluted	$(4.37)	$0.38	$(7.28)	$1.20

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)	Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017

Operating income (loss), as reported (GAAP)	$(265,697)	$(8,772)	$(392,174)	$89,251
Intangible amortization (1)	10,367	6,665	36,514	16,402
Goodwill and intangible asset impairment charges (2)	274,166	—	439,613	—
Acquisition-related and exit and realignment charges (3)	14,784	39,573	62,200	60,707
Fair value adjustments related to purchase accounting (4)	—	—	27,088	—
Other (5)	93	4,758	3,532	13,432
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$33,713	$42,224	$176,773	$179,792

Net income (loss), as reported (GAAP)	$(261,821)	$22,997	$(437,012)	$72,793
Intangible amortization (1)	10,367	6,665	36,514	16,402
Income tax expense (benefit) (6)	(672)	(2,221)	(7,677)	(5,214)
Goodwill and intangible asset impairment charges (2)	274,166	—	439,613	—
Income tax expense (benefit) (6)	(30,669)	—	(32,729)	—
Acquisition-related and exit and realignment charges (3)	14,784	39,573	62,200	60,707
Income tax expense (benefit) (6)	(959)	(14,833)	(13,079)	(22,200)
Fair value adjustments related to purchase accounting (4)	—	—	27,088	—
Income tax expense (benefit) (6)	—	—	(5,696)	—
Other (5)	93	4,758	3,532	13,432
Income tax expense (benefit) (6)	(6)	(1,327)	(743)	(3,792)
Tax adjustments (7)	—	(34,591)	(1,596)	(34,591)
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$5,283	$21,021	$70,415	$97,537

Net income (loss) per share, as reported (GAAP)	$(4.37)	$0.38	$(7.28)	$1.20
Intangible amortization (1)	0.16	0.07	0.47	0.18
Goodwill and intangible asset impairment charges (2)	4.08	—	6.81	—
Acquisition-related and exit and realignment charges (3)	0.22	0.42	0.80	0.65
Fair value adjustments related to purchase accounting (4)	—	—	0.33	—
Other (5)	—	0.06	0.04	0.16
Tax adjustments (7)	—	(0.58)	(0.02)	(0.58)
Net income per share, adjusted (non-GAAP) (Adjusted EPS)	$0.09	$0.35	$1.15	$1.61

The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) The charges resulted from our interim goodwill impairment testing performed as a result of a decline in market capitalization of the Company and lower than projected financial results of certain reporting units due to customer losses and operational inefficiencies, which have caused us to revise our expectations with regard to future performance.
(3) Acquisition-related charges, pre-tax, were $4.3 million and $45.3 million for the three months and year ended December 31, 2018, compared to $11.0 million and $17.3 million for the same periods of 2017. Acquisition related expenses in 2018 consisted primarily of transition and transaction costs for the Halyard S&IP acquisition. Expenses in 2017 consisted primarily of transition and transaction costs for the Byram acquisition and due diligence costs for the Halyard S&IP acquisition.
Exit and realignment charges, pre-tax, were $10.5 million and $16.9 million for the three months and year ended December 31, 2018. Amounts in 2018 were associated with establishment of our client engagement centers. Exit and realignment charges were $28.6 million and $43.4 million for the three months and year ended December 31, 2017. Charges in 2017 were associated with the write-down of information system assets which are no longer used and severance charges from reduction in force and other employee costs associated with the establishment of our new client engagement center.
(4) The second and third quarters of 2018 includes an incremental charge to cost of goods sold from purchase accounting impacts related to the sale of acquired inventory that was written up to fair value in connection with the Halyard acquisition.
(5) Software as a Service (SaaS) implementation costs associated with significant global IT platforms in connection with the redesign of our global information system strategy.
(6) These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
(7) Includes tax adjustments primarily associated with the estimated benefits under the Tax Cuts and Jobs Act.
Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.